Exhibit 99.1

ESSEX RENTAL CORP. ANNOUNCES ITS INTENT TO DELIST AND DEREGISTER ITS COMMON STOCK

BUFFALO GROVE, IL - December 8, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the “Company”) today announced that it has submitted a notice to The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily withdraw the Company's common stock, par value $0.0001 per share ("Common Stock"), from listing on Nasdaq and to voluntarily terminate the registration of Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities Exchange Commission ("SEC") on or after December 18, 2015 as a result of which the Company expects the Common Stock will cease to be listed on Nasdaq on or about December 28, 2015. The Company anticipates that the Common Stock will be quoted on the OTC Pink Sheets following delisting, but there is no assurance that the Common Stock will be quoted on any over-the-counter market.
Upon delisting from Nasdaq, the Company intends to file a Form 15 with the SEC to terminate the registration of its Common Stock under the Exchange Act. At such time, the Company's periodic reporting obligations under Sections 13 and 15(d) of the Exchange Act will be suspended, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company, however, intends to continue to publicly disclose, through press releases, postings on its website and through the OTC Disclosure and News Service, periodic financial and other information regarding the Company.
As previously disclosed, on August 4, 2015, the Company received a letter from Nasdaq providing notification that the Company failed to meet the minimum $1.00 per share bid price requirement for continued listing on Nasdaq, and that the Company had until February 1, 2016, to regain compliance with such requirement before it was involuntarily delisted from Nasdaq. The Company's Board of Directors unanimously determined to voluntarily delist from Nasdaq and deregister the Common Stock in light of the impending involuntary delisting from Nasdaq, and after consideration of the advantages and disadvantages of being a company registered with the SEC, including the cost of maintaining such registration and the Company's continuing ability to finance such costs.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding cost savings and other benefits expected to be derived from the delisting and deregistration and the intent and belief or current expectations of Essex and its management team. Such statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, an unexpected increase in the number of stockholders of Essex, the continued ability of Essex to successfully execute its business plan, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and

Exhibit 99.1

risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com